UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2017

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held an annual meeting of stockholders on June 1, 2017, for purposes of:

•	Electing nine directors, each to serve until our 2018 Annual Meeting of Stockholders; and

•	Ratifying the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

All of the persons nominated to serve on our board of directors, namely Chad M. Carpenter, Jon Haahr, Xiaofan Bai, Xiaohang Bai, Siyu Lan, Christopher Gann, Yifeng Huang, Xinghua Wang and Zhen Luo, were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
Chad M. Carpenter	7,699,841	235
Jon Haahr	7,000,071	5
Xiaofan Bai	7,000,071	5
Xiaohang Bai	7,000,071	5
Siyu Lan	7,000,071	5
Christopher Gann	7,000,071	5
Yifeng Huang	7,000,071	5
Xinghua Wang	7,699,841	235
Zhen Luo	7,699,841	235

There were 394,900 broker non-votes in the election of directors.

In addition, our shareholders ratified the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, with shares voted as follows:

Shares voted for	8,092,196
Shares against	2,450
Shares abstaining	330

There were no broker non-votes on the ratification of our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: June 6, 2017	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer